                                                                     Exhibit 11


         A reconciliation of basic and diluted earnings per share for the three-month and the nine-month periods ending, September 30 follows:



                                                              Three months ended             Nine months ended
                                                                 September 30,                 September 30,
                                                              1998           1997            1998          1997
                                                         -------------  --------------  ------------- -------------
       Basic earnings per share
         Net income                                      $   2,582,000  $    2,275,000  $   7,554,000 $   6,603,000
                                                         =============  ==============  ============  =============
         Shares outstanding                                  7,373,000       7,195,000      7,330,000     7,181,000
                                                         =============  ==============  ============= =============
         Per share amount                                $         .35  $          .32  $        1.03 $         .92
                                                         =============  ==============  ============= =============
       Diluted earnings per share
         Net income                                      $   2,582,000  $    2,275,000  $   7,554,000 $   6,603,000
                                                         =============  ==============  ============= =============
         Shares outstanding                                  7,373,000       7,195,000      7,330,000     7,181,000
         Effect of dilutive securities - stock options          77,000         111,000         86,000        93,000
                                                         -------------  --------------  ------------- -------------
                                                             7,450,000       7,306,000      7,416,000     7,274,000
                                                         =============  ==============  ============= =============
         Per share amount                                $         .35  $          .31  $        1.02 $         .91
                                                         =============  ==============  ============= =============